Exhibit 23.3 -- Consent of Experts



G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                  330 E. Warm Springs
                                                 Las Vegas, NV  89119
                                                         702.528.1984
                                                  425.928.2877 (efax)


August 9, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of August 9, 2001, on the Financial Statements of Sosa, Inc. for the period ended June 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/  G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA


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